Exhibit 99.1

February 26, 2019 2019 BMO Global Metals & Mining Conference John W. Eaves Chief Executive Officer

Investor Presentation Forward-looking information This presentation contains “forward-looking statements” – that is, statements related to future, not past, events. Forward-looking statements address our expected future business and financial performance including our financial projections and often contain words such as “believes”, “could”, “should”, “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain and depend upon important estimates and assumptions concerning our financial and operating results, including with respect to our coal pricing expectations, many of which are subject to change. No representations or warranties are made by us as to the accuracy of any such forward-looking statements. The inclusion of this information should not be regarded as an indication that we consider it to be necessarily predictive of actual future results. The information contained herein reflect numerous estimates and assumptions with respect to coal market conditions, general economic conditions, weather conditions, natural gas prices, competition in our industry, production capacity, availability of surety bonds, and matters other matters specific to our business, all of which are difficult to predict and many of which are beyond our control. Uncertainties arise from changes in the demand for and pricing of our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from future integration of acquired businesses; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature. There is significant risk that our current estimates and assumptions may not be accurate and that our actual results will vary significantly from our anticipated results. Readers are cautioned not to rely on the forward-looking statements contained herein. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission. This presentation includes certain non-GAAP financial measures, including, Free Cash Flow, Adjusted EBITDA, Adjusted EBITDA and cash costs per ton. These non-GAAP financial measures are not measures of financial performance in accordance with generally accepted accounting principles and may exclude items that are significant in understanding and assessing our financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income from operations, cash flows from operations, earnings per fully-diluted share or other measures of profitability, liquidity or performance under generally accepted accounting principles. You should be aware that our presentation of these measures may not be comparable to similarly-titled measures used by other companies. A reconciliation of these financial measures to the most comparable measures presented in accordance with generally accepted accounting principles has been included at the end of this presentation. 2

Investor Presentation Arch Coal in brief  Arch is a large and growing U.S. producer of high-quality metallurgical coals, and the leading global supplier of premium, High-Vol A coking coal – – – – We operate large, modern coking coal mines at the low end of the U.S. cost curve Our product slate is dominated by High-Vol A coals that earn a market premium Our Leer South growth project will further solidify our position as the leading global supplier of High-Vol A coal We have exceptional, long-lived reserves that provide significant and valuable optionality for long-term growth  Arch’s strong coking coal position is supplemented by a top-tier thermal franchise – – We operate highly competitive mines in the Powder River Basin and other key supply regions Our mines have modest capital needs and generate significant free cash  Arch has deep expertise in mining, marketing and logistics – and, critically, in mine safety and environmental stewardship – and levers those competencies in both steel and power markets  Arch has an exceptionally strong balance sheet, generates high levels of free cash and is committed to returning excess cash to shareholders via a proven and highly successful capital return program 3

Investor Presentation We operate a streamlined portfolio of large, modern, well-capitalized and low-cost mines that can generate free cash flow at all points in the cycle POWDER RIVER BASIN: METALLURGICAL: BLACK THUNDER COAL CREEK LEER LEER SOUTH* SENTINEL MOUNTAIN LAUREL BECKLEY OTHER THERMAL: W EST ELK VIPER COAL-MAC HEADQUARTERS * Note: Leer South is a 3-million-ton-per-year, High-Vol A longwall mine currently under development on the 200-million-ton Leer reserve base 4

Investor Presentation Arch has returned $640 million of capital to shareholders since May 2017 CHANGE IN SHARES OUTSTANDING (IN MILLIONS) CAPITAL RETURNED TO SHAREHOLDERS (IN MILLIONS) $327 $313 7.2 million shares repurchased since May 2017 $640 million returned to shareholders since capital return program’s inception in M ay 2017 17.8 million shares outstanding at 12/31/18 2200117 220018 Arch has bought back 29% of its total shares outstanding in past seven quarters Buybacks Dividends $24 $31 $302 $282 5

Arch’s Premier Coking Coal Franchise

Investor Presentation Arch is a large, low-cost, growing global coking coal producer with the world’s most valuable High-Vol A coking coal franchise ESTIM ATED U.S. COKING COAL OUTPUT BY PRODUCER, 2018 (IN MILLIONS OF TONS) ARCH’S COKING COAL PRODUCT SUITE (PERCENTAGE OF EXPECTED 2019 SALES) 12.0 Low-Vol 10.0 8.0 High-Vol A High-ol B 6.0 4.0 2.0 0.0 With the startup of Leer South, the percentage of High-Vol A coal in Arch’s mix will approach 75 percent and its High-Vol A output will climb to ~ 7 million tons, or nearly 30 percent of total global supply Peer 1 Arch Peer 2 Peer 3 Peer 4 Source: Arch and MSHA Peer group includes Blackhawk, Contura, Coronado, Warrior (listed here alphabetically) Pro Forma w/ Leer South 7

Investor Presentation Arch is continuing to penetrate new markets and expand the global reach of its high-quality coking coal product suite ARCH’S 2018 COKING COAL SHIPM ENTS BY GEOGRAPHIC REGION Arch has a highly strategic, 36-percent equity interest in Dominion Terminal Associates (DTA) in Newport News, Va. Europe Asia Canada Brazil U.S. Map reflects Arch’s historical global customer base 44% 27% 13% 9% 8% 8

Investor Presentation U.S. High-Vol A coal is earning an expanding premium in the marketplace SPREAD BETW EEN U.S. HVA AND U.S. LV (QUARTERLY AVERAGE, IN $ PER TON) SPREAD BETW EEN U.S. HVA AND U.S. HVB (QUARTERLY AVERAGE, IN $ PER TON) SPREAD BETW EEN U.S. HVA AND PREM IUM HCC (QUARTERLY AVERAGE, IN $ PER TON) $70 $60 $50 $40 $30 $20 $10 $0 $60 $40 $20 $0 -$20 -$40 -$60 $20 $15 $10 $5 $0 -$5 -$10 -$15 U.S. High-Vol A versus U.S. Low-Vol  U.S. High-Vol A has traded at a premium to U.S. Low-Vol in 14 of the past 24 quarters, including each of the last four, and achieved an average premium of nearly $12 per metric ton in 2018 U.S. High-Vol A versus U.S. High-Vol B  The premium that U.S. High-Vol A has achieved relative to U.S. High-Vol B has increased markedly in recent years, averaging nearly $43 per metric ton in 2018 versus just $6 per ton in 2015 U.S. High-Vol A versus Australian Premium Hard Coking Coal  U.S. High-Vol A has earned a premium over Australian Premium Hard Coking Coal in 11 of the past 24 quarters, with the Aussie product achieving a modest, $6 per metric ton higher price on average over that timeframe Source: Platts, Internal Q1-13 Q3-13 Q1-14 Q3-14 Q1-15 Q3-15 Q1-16 Q3-16 Q1-17 Q3-17 Q1-18 Q3-18 Q1-13 Q3-13 Q1-14 Q3-14 Q1-15 Q3-15 Q1-16 Q3-16 Q1-17 Q3-17 Q1-18 Q3-18 Q1-13 Q3-13 Q1-14 Q3-14 Q1-15 Q3-15 Q1-16 Q3-16 Q1-17 Q3-17 Q1-18 Q3-18 9

Leer South: Arch’s next w orld -class High-Vol A longwall mine

ArchCoal
Investor Presentation 11

Leer South will be nearly identical to Arch's world-class Leer mine

	Leer	Leer South
Mine life	10 Years	20 Years
Mining technique	Longwall	Longwall
Seam	Lower Kittanning	Lower Kittanning
Seam thickness	~ 62 inches[1]	~ 65 inches
Average panel length	~ 6,700 feet	~ 9,000 feet
Annual met output	3 million tons	3 million tons
Product quality	High-Vol A	High-Vol A
Projected cash cost	Low-$50s	Low-$50s
Export facilities	Baltimore / DTA	Baltimore / DTA


LEER
TYGART VALLEY
RESERVE BLOCK
LEER SOUTH
SENTINEL
N

[1] Reflects Leer mine's average seam thickness to date; starting in 2020 and thereafter, the average seam thickness at Leer will expand to more than 72 inches
Note: Excluding the reserves in the mine plans for Leer, Sentinel and Leer South, Arch will still have ~ 150 million tons of undeveloped reserves in the Tygart Valley reserve block.

Investor Presentation Leer South will lower the average cost, increase the average quality, and expand the average operating margin of Arch’s coking coal portfolio 2019 High-Vol A PROJECTED 2019 COKING COAL COSTS (IN $ PER TON, AT MIDPOINT OF GUIDANCE) PROJECTED PAYBACK FOR LEER SOUTH AT VARIOUS M ARKET PRICES ~ 60% Price* $225 $200 $175 $150 $125 Payback 15 months 18 months 24 months 30 months 48 months $63.50 ~ 6.8 million tons ~ 75% Curren2t 0P1o9rtfolio 2P0r1o9FPorromFaowrmitha Projected Leer South ~ 9 million tons * High-Vol A price per metric ton, FOB vessel, U.S. East Coast ~ $60.00 12

Investor Presentation Leer South is projected to join Leer at the low end of the U.S. cost curve – a competitive advantage amplified further by its high-quality, COAL PRODUCTION FROM IDENTIFIED M ET M INES IN THE U.S. High-Vol A output 160 150 140 130 120 110 100 90 80 70 60 50 40 30 20 10 0 0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 34 36 38 40 42 44 46 48 50 52 54 56 58 60 62 64 2018E PRODUCTION (MM TONS) Source: Internal 66 68 70 72 74 76 FOB MINE CASH COST ($/T0N) U.S. coking coal cash c average is ~ $70 per t Leer South (projected) Leer ost on 13

Arch’s Thermal Coal Franchise

C A P P Coal-Mac is a low-cost West Virginia surface mine with minimal capital requirements and strategic access to seaborne markets. PRB Arch’s thermal portfolio is anchored by the Black Thunder mine, which is one of the world’s largest and lowest-cost mines and which boasts the highest-Btu coal in the bas Viper is an efficient Illinois deep mine and longstanding supplier to a neighboring municipal generator and industrial facilities. I L B Knight Hawk, in which Arch holds a 49-percent equity interest, has one of the lowest net cost structures in the region. West Elk is a low-cost Colorado longwall mine that produces high-heat, low-sulfur coal that is well-suited to both the export market and domestic generators and industrial facilities. W B I T

Investor Presentation Arch’s thermal franchise is a powerful free cash generator EBITDA VERSUS CAPEX FOR THERM AL SEGM ENTS SINCE EM ERGENCE (IN MILLIONS) PROJECTED THERM AL SEGM ENT M AINTENANCE CAPEX IN 2019 (IN MILLIONS) $543* Thermal Maintenance 20% 12x Thermal segment-level EBITDA has exceeded capex tw elve -fold since emergence Leer South Growth 50% Metallurgical Maintenance 30% EBIITDAA CCAAPPEEXX Arch is using cash generated by the thermal segments to support capital returns and the coking coal portfolio * Represents segment level EBITDA, which does not include corporate or other unallocated costs $44 16

Investor Presentation U.S. thermal market dynamics continue to improve, buoyed by a four-year correction in power generator stockpiles U.S. POW ER GENERATOR YEAR -END STOCKPILES (IN DAYS OF SUPPLY)  After a four-year overhang, U.S. power generator stockpiles are finally approaching target levels Buying activity is picking up as power generators return to the market to supplement existing contracts and shore up their inventories Generators have supplemented their purchases with an average draw of 30 million tons from stockpiles in each of the past three years, but won’t have that luxury in 2019 Arch had committed and priced nearly 85 percent of its projected thermal output at Feb. 14, and activity remains robust Arch exported more than 4 million tons of thermal coal in 2018, and could again approach that level in 2019    2015 2016 2017 2018  Source: Wood Mackenzie, CRU, and internal forecasts 106 85 77 60 17

Capital Allocation Priorities

Investor Presentation Arch continuously evaluates which avenues provide the best risk-adjusted returns EBITDA - Interest Expense - Capex - Taxes = Projected Free Cash Growth Capital Capital Returns Recurring Dividends Share Buybacks Special Dividends Organic Growth M&A Limited availability to “average up” existing coking coal portfolio “Diamonds in rough” few and far between Prospects screened against organic opportunities • • • • Currently a 2% yield Allows for broadest participation in equity Set at a level viewed as sustainable throughout market cycle Proven value creation to date Attractive mechanism while stock is deemed a good value Both systematic and opportunistic 80% of FCF in 2018 • More systematic “buyback” approach favored at present Leer South is a world-class growth opportunity with a compelling payback profile With ~ 150 million tons of undeveloped reserves post Leer South, Tygart reserve base will continue to provide a compelling, long-term growth story • • • • • • • 9% of FCF in 2018 19

Investor Presentation Arch has the industry’s strongest balance sheet, and is sharply focused on maintaining an exceptionally strong financial position NET DEBT (IN MILLIONS OF DOLLARS) $633  Arch had $428 million of cash at 12/31/2018, against debt of just $318 million Arch’s approximately $300 million term loan has a coupon of L+275 – a level significantly lower than most industry peers  Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 ($110) Source: Arch and company filings Peer group includes Alliance, Cloud Peak, Consol Coal Resources, Contura, Peabody and Warrior (listed here alphabetically) Note 1: Arch and Peers 1, 5 and 6 are as of 12/31/2018; other Peers are as of 9/30/2018 $384$385 $320 $243 $128 Arch 20

Investor Presentation Based on current estimates, Arch would have around $550 million of capital available to fund its capex needs and capital return program in 2019 PROJECTED SOURCES OF CASH AND CASH AVAIL ABILITY IN 2019 (IN MILLIONS) ~ $900 ~ $900 Projected conversion to cas capex and capital on balance sheet at Projected Cash Sources in 2019 Projected Cash Availability in 2019 Source: IR Insight (analyst estimates) and internal projections h $550 Cash available for return program $350 Target level of cash 12/31/19 ~ $50 of tax benefit $423 Consensus EBITDA estimate at 2/14/19 $428 Cash on balance sheet at 12/31/18 21

Investor Presentation 22

Based on current estimates and projected needs, Arch would have $350 million of available cash to fund its capital return program

PROJECTED 2019 CASH AVAILABILITY AND POTENTIAL USES
(IN MILLIONS)


~ $90
Growth Capex
~ $90
Maintenance Capex
~ $350
Cash Available for Capital Return Program or Other
~ $20
Debt Service

~ $550 million
Total projected cash available for capex and capital return program

- Even with the Leer South growth capex, Arch would have $350 million of discretionary cash availability in 2019 based on current analyst expectations and projected maintenance capex needs
- Arch returned an average of $320 million of cash to shareholders in 2017 and 2018 under its capital return program
- Arch is projected to be in an excellent position to match or exceed that level in 2019 should it opt to do so

Overview of Global Coking Coal Markets

Investor Presentation Solid demand growth is forecast for key coking coal import regions, and an increasing number of global steel mills are looking to add High-Vol A coals to their coke blends GLOBAL M ETALLURGICAL COAL IM PORTS (MILLION METRIC TONS)  India and Other Asia represent a significant opportunity for the seaborne market – both directly and as a sink for Australian output  India has doubled its steel production in the past 10 years and is on track to become the world’s largest importer of coking coal in the near future  European coking coal demand will be driven by continuing pressures on indigenous metallurgical coal reserves and production, as well as modest demand growth  Even with continuing economic uncertainty, Brazil is expected to expand its steel output and import more coking coal 120 114 Other Asia India Europe 2025 Brazil 2018E Source: Consensus based on CRU, Wood Mackenzie, and internal forecasts 80 59 5862 1518 24

Investor Presentation We expect China to continue to import significant volumes of seaborne coking coal, even if Chinese hot metal production is reaching a peak  Roughly two thirds of Chinese steel production is located in coastal provinces, where seaborne moves may have a logistical advantage Nearly 100 million tons of steel output is in southern coastal provinces, where that advantage is even more pronounced As China emphasizes producing more steel from fewer mills, high-quality coking coal imports should become increasingly valued The cost curve for Chinese coking coal continues to shift up and to the right    Source: Wood Mackenzie, Internal 25

Investor Presentation India is on track to in the near future become the world’s largest importer of coking coal INDIAN HOT M ETAL PRODUCTION (IN MILLIONS OF METRIC TONS )  Indian steel output is up ~ 40 percent in the past five years Indian steel producers plan to add 42 million metric tons of hot metal capacity by 2023 – increasing the installed base by 50 percent The Indian government is targeting 300 million metric tons of steel mill capacity by 2030 Tata expects steel production to reach 150 million tons by 2025, which could boost coking coal requirements by 30 million metric tons or more Given poor quality of indigenous coals, nearly all of that total will need to be imported 71 63  54 50    2013 2014 2015 2016 2017 2018E Source: CRU, IHS, Wood Mackenzie 66 57 26

Investor Presentation Capital spending at Australian coking coal mines remains muted INVESTM ENT IN AUSTRALI AN COKING COAL M INES (IN BILLIONS OF DOLLARS)  Australian producers supplied roughly 60 percent of all coking coal in the seaborne market in 2018 Australian expansion capex fell from a peak of $8.5 billion in 2011 to an average of $1.2 billion annually over the past three years Based on current expansion plans, that trend appears likely to extend into 2019 12.9 10.2  9.6  200920102011 2012 2013 2014 2015 201620172018 Maintenance Capex Expansion Capex Source: Wood Mackenzie 8.6 11.4 6.3 4.2 5.15.05.4 27

Investor Presentation Industry consultants project that 76 million metric tons of global coking coal capacity must be added by 2025 PROJECTED 2025 SEABORNE COKING COAL SUPPLY AND DEM AND (IN MILLIONS OF METRIC TONS) to meet growing seaborne demand  The consensus estimate is for 1.5 percent annual seaborne demand growth through 2025 – increasing from 300 to 334 million metric tons in 2025 Wood Mackenzie projects that depletion will reduce annual output by 2 percent per year, or 42 million metric tons by 2025 That leaves a gap of 76 million metric tons that must be filled with mine expansions and new capacity by 2025 Australian producers are unlikely to fill the gap given subdued pipeline of development projects and ongoing logistics issues Likewise, North America is a mature asset base with few quality development projects New capacity requirement  Output of currently operating mines after depletion   Demand Supply  Source: Wood Mackenzie, CRU, and internal forecasts 334 76 258 28

Investor Presentation Global hard coking coal prices have averaged ~ $170 per metric ton over the past 16 years – and the global cost curve is shifting up and to the right ANNUAL AVERAGE HARD COKING COAL PRICE ($ PER METRIC TON)  The average price of coking coal FOB the vessel in Queensland, Australia has averaged ~ $170 per metric ton on an inflation-adjusted basis since China entered the market 16 years ago  We expect volatility to continue, but with an upward bias as mining costs increase over time due to reserve degradation and depletion $350 $300 $250 $200 170 $150 $100 $50 $0 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2017 USD$ Mean Price 2003-2018 Source: Bloomberg, Public Information, BLS, Internal $ 29

February 26, 2019 2019 BMO Global Metals & Mining Conference John W. Eaves Chief Executive Officer

Reconciliation of Non-GAAP measures Included in this presentation, we have disclosed certain non-GAAP measures as defined by Regulation G. The following reconciles these items to net income and cash flows as reported under GAAP. Adjusted EBITDA is defined as net income attributable to the Company before the effect of net interest expense, income taxes, depreciation, depletion and amortization, accretion on asset retirement obligations, amortization of sales contracts and non-operating expenses. Adjusted EBITDA may also be adjusted for items that may not reflect the trend of future results by excluding transactions that are not indicative of the Company's core operating perform ance. Adjusted EBITDA is not a measure of financial performance in accordance with generally accepted accounting principles, and items excluded from Adjusted EBITDA are significant in understanding and assessing our financial condition. Therefore, Adjusted EBITDA should not be considered in isolation, nor as an alternative to net income, income from operations, cash flows from operations or as a measure of our profitability, liquidity or performance under generally accepted accounting principles. The Company uses adjusted EBITDA to measure the operating performance of its segments and allocate resources to the segments. Furthermore, analogous measures are used by industry analysts and investors to evaluate our operating performance. Investors should be aware that our presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. The table below shows how we calculate Adjusted EBITDA. Period from October 2 Year Ended December 31, 2018 Year Ended December 31, 2017 through December 31, 2016 Other Thermal Corporate and Other Consolidated Segment Adjusted EBITDA PRB MET (In thousands) Net income Income tax (benefit) provision Interest expense, net Depreciation, depletion and amortization Accretion on asset retirement obligations Amortization of sales contracts, net Gain on sale of Lone Mountain Processing, Inc. Net loss resulting from early retirement of debt and debt restructuring Non-service related postretirement benefit costs Reorganization items, net Fresh start coal inventory fair value adjustment Adjusted EBITDA EBITDA from idled or otherwise disposed operations Selling, general and administrative expenses Other Reported segment Adjusted EBITDA from coal operations (In Thousands) Year Ended December 31, 2018 Year Ended December 31, 2017 October 2 through December 31, 2016 Since Emergence 312,577 238,450 33,449 126,525 158,882 55,765 349,524 243,616 30,819 68,620 102,006 31,159 (106,891) (84,807) (23,278) 437,778 419,697 94,465 (52,476) 13,689 119,563 27,970 11,107 - 485 3,202 1,661 - (35,255) 24,256 122,464 30,209 53,985 (21,297) 2,547 1,940 2,398 - 1,156 10,754 32,605 7,633 796 - - (32) 759 7,345 341,172 623,959 201,785 (214,976) 951,940 437,778 2,492 100,300 4,099 419,697 3,253 87,952 (6,398) 94,465 1,596 23,193 (1,511) 544,669 504,504 117,743

32 Reconciliation of Non-GAAP measures The Company is unable to present a quantitative reconciliation of its forward-looking non-GAAP Segment cash cost per ton sold financial measures to the most directly comparable GAAP measures without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliation. The most directly comparable GAAP measure, GAAP cost of sales, is not accessible without unreasonable efforts on a forward-looking basis. The reconciling items for this non-GAAP measure are transportation costs, which are a component of GAAP revenues and cost of sales; the impact of hedging activity related to commodity purchases that do not receive hedge accounting; and idle and administrative costs that are not included in a reportable segment. Management is unable to predict without unreasonable efforts transportation costs due to uncertainty as to the end market and FOB point for uncommitted sales volumes and the final shipping point for export shipments. Management is unable to predict without unreasonable efforts the impact of hedging activity related to commodity purchases that do not receive hedge accounting due to fluctuations in commodity prices, which are difficult to forecast due to their inherent volatility. These amounts have historically and may continue to vary significantly from quarter to quarter and material changes to these items could have a significant effect on our future GAAP results. Idle and administrative costs that are not included in a reportable segment are expected to be between $15 million and $20 million in 2019.